CONSENT TO ASSIGNMENT


         Reference is made to the Transfer Agency Agreement dated as of March 20, 1989 ("Transfer Agency Agreement") by and between WPG Dividend Income Fund (the "Fund") and Boston Safe Deposit and Trust Company ("Boston Safe") pursuant to which Boston Safe provides certain transfer agent services to the Fund.

         The undersigned, a duly authorized officer of the Fund, hereby agrees and consents on behalf of the Fund, in accordance with the provisions of the Transfer Agency Agreement, to the assignment of the Transfer Agency Agreement by Boston Safe to TBC Shareholder Services, Inc., a Massachusetts corporation ("SSI"), and the undersigned further agrees and consents on behalf of the Fund to the acquisition of SSI by a subsidiary of American Express Company and to such further assignment of the Transfer Agency Agreement as may occur in connection with said acquisition. Such consents shall be effective at such time as SSI or such American Express subsidiary has received the regulatory approvals necessary to engage in the business of providing transfer agency services, and are conditioned expressly upon the representations of Boston Safe to the Fund that SSI and/or such other American Express subsidiary, whichever shall be serving as transfer agent, shall have substantially the same equipment and personnel at the time of such acquisition as were used by Boston Safe, and shall have adequate capital resources to conduct its business at a level of quality substantially similar to that of Boston Safe.

                                                WPG Dividend Income Fund


Date:  ______________________, 1989             By:_____________________________
                                                   Title:  Vice President and
                                                           Secretary

                              CONSENT TO ASSIGNMENT


         Reference is made to the Transfer Agency Agreement dated as of March 20, 1989 ("Transfer Agency Agreement") by and between WPG Short Term Income Fund (the "Fund") and Boston Safe Deposit and Trust Company ("Boston Safe") pursuant to which Boston Safe provides certain transfer agent services to the Fund.

         The undersigned, a duly authorized officer of the Fund, hereby agrees and consents on behalf of the Fund, in accordance with the provisions of the Transfer Agency Agreement, to the assignment of the Transfer Agency Agreement by Boston Safe to TBC Shareholder Services, Inc., a Massachusetts corporation ("SSI"), and the undersigned further agrees and consents on behalf of the Fund to the acquisition of SSI by a subsidiary of American Express Company and to such further assignment of the Transfer Agency Agreement as may occur in connection with Said acquisition. Such consents shall be effective at such time as SSI or such American Express subsidiary has received the regulatory approvals necessary to engage in the business of providing transfer agency services, and are conditioned expressly upon the representations of Boston Safe to the Fund that SSI and/or such other American Express subsidiary, whichever shall be serving as transfer agent, shall have substantially the same equipment and personnel at the time of such acquisition as were used by Boston Safe, and shall have adequate capital resources to conduct its business at a level of quality substantially similar to that of Boston Safe.



                                               WPG Short Term Income Fund


Date:_____________________, 1989               By:______________________________
                                                  Title:  Vice President and
                                                          Secretary

                              CONSENT TO ASSIGNMENT


         Reference is made to the Transfer Agency Agreement dated as of March 20, 1989 ("Transfer Agency Agreement") by and between WPG Tax Free Money Market Fund (the "Fund") and Boston Safe Deposit and Trust Company ("Boston Safe") pursuant to which Boston Safe provides certain transfer agent services to the Fund.

         The undersigned, a duly authorized officer of the Fund, hereby agrees and consents on behalf of the Fund, in accordance with the provisions of the Transfer Agency Agreement, to the assignment of the Transfer Agency Agreement by Boston Safe to TBC Shareholder Services, Inc., a Massachusetts corporation ("SSI"), and the undersigned further agrees and consents on behalf of the Fund to the acquisition of SSI by a subsidiary of American Express Company and to such further assignment of the Transfer Agency Agreement as may occur in connection with said acquisition. Such consents shall be effective at such time as SSI or such American Express subsidiary has received the regulatory approvals necessary to engage in the business of providing transfer agency services, and are conditioned expressly upon the representations of Boston Safe to the Fund that SSI and/or such other American Express subsidiary, whichever shall be serving as transfer agent, shall have substantially the same equipment and personnel at the time of such acquisition as were used by Boston Safe, and shall have adequate capital resources to conduct its business at a level of quality substantially similar to that of Boston Safe.



                                              WPG Tax Free Money Market Fund

Date:  ________________________, 1989         By:_______________________________
                                                 Title:  Vice President and
                                                         Secretary

                              CONSENT TO ASSIGNMENT


         Reference is made to the Transfer Agency Agreement dated as of March 20, 1989 ("Transfer Agency Agreement") by and between WPG Government Securities Fund (the "Fund") and Boston Safe Deposit and Trust Company ("Boston Safe") pursuant to which Boston Safe provides certain transfer agent services to the Fund.

         The undersigned, a duly authorized officer of the Fund, hereby agrees and consents on behalf of the Fund, in accordance with the provisions of the Transfer Agency Agreement, to the assignment of the Transfer Agency Agreement by Boston Safe to TBC Shareholder Services, Inc., a Massachusetts corporation ("SSI"), and the undersigned further agrees and consents on behalf of the Fund to the acquisition of SSI by a subsidiary of American Express Company and to such further assignment of the Transfer Agency Agreement as may occur in connection with said acquisition. Such consents shall be effective at such time as SSI or such American Express subsidiary has received the regulatory approvals necessary to engage in the business of providing transfer agency services, and are conditioned expressly upon the representations of Boston Safe to the Fund that SSI and/or such other American Express subsidiary, whichever shall be serving as transfer agent, shall have substantially the same equipment and personnel at the time of such acquisition as were used by Boston Safe, and shall have adequate capital resources to conduct its business at a level of quality substantially similar to that of Boston Safe.



                                              WPG Government Securities Fund



Date:________________, 1989                   By:_______________________________
                                                 Title:  Vice President and
                                                         Secretary

                            TRANSFER AGENCY AGREEMENT


         AGREEMENT dated as of March 20, 1989 between WEISS, PECK & GREER FUNDS TRUST (the "Trust"), a Massachusetts business trust, having its principal office and place of business at One New York Plaza, New York New York, 10004 and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Transfer Agent"), a Massachusetts trust company with principal offices at One Boston Place, Boston, Massachusetts 02108.

                              W I T N E S S E T H:

         That for and in consideration of the mutual promises hereinafter set forth, the Trust and the Transfer Agent agree as follows:

         1. DEFINITIONS. Whenever used in this Agreement, the following words
            ------------
and phrases, unless the context otherwise requires, shall have the following meanings:

            (a) "Authorized Person" shall be deemed to include the President, any Vice President, the Secretary, any Assistant Secretary, Treasurer or any Assistant Treasurer of the Trust, or any other person, whether or not such person is an officer or employee of the Trust, duly authorized to give Oral Instructions or Written Instructions on behalf of the Trust as indicated in a certificate furnished to the Transfer Agent pursuant to Section 5(d) or 5(e) hereof as may be received by the Transfer Agent from time to time.

            (b) "Commission" shall have the meaning given it in the 1940 Act;

            (c) "Custodian" refers to the custodian and any sub-custodian of all securities and other property which the Trust may from time to time deposit, or cause to be deposited or held under the name or account of such custodian (pursuant to the Custodian Agreement between the Trust and Boston Safe Deposit and Trust Company, dated as of March 20, 1989);

            (d) "Declaration of Trust" shall mean the Declaration of Trust of the Trust dated September 11, 1985 as the same may be amended from time to time;

            (e) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person;

            (f) "Portfolio" refers to the WPG Dividend Income Fund, WPG Government Securities Fund, WPG Short Term Income Fund and WPG Tax Free Money Market Fund or any such other separate and distinct portfolio as may from time to time be established and designated by the Trust in accordance with the provisions of the Declaration of Trust.

            (g) "Prospectus" shall mean the Trust's current prospectus and statement of additional information relating to the registration of the Trust's Shares under the Securities Act of 1933, as amended, and the 1940 Act;

            (h) "Shares" refers to shares of beneficial interest of each Portfolio of the Trust;

            (i) "Shareholder" means a record owner of Shares;

            (j) "Trustees" or "Board of Trustees" refers to the duly elected Trustees of the Trust;

            (k) "Written Instructions" shall mean a written communication signed by a person reasonably believed by the Transfer Agent to be an Authorized Person and actually received by the Transfer Agent; and

            (1) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations promulgated thereunder, all as amended from time to time.

         2. APPOINTMENT OF THE TRANSFER AGENT. The Trust hereby appoints and
            ----------------------------------
constitutes the Transfer Agent as transfer agent for its Shares and as shareholder servicing agent for the Trust, and the Transfer Agent accepts such appointment and agrees to perform the duties hereinafter set forth. If the Board of Trustees, pursuant to the Declaration of Trust, hereafter establishes and designates a new Portfolio, the Transfer Agent agrees that it will act as transfer agent and shareholder servicing agent for such new Portfolio in accordance with the terms set forth herein. The Trustees shall cause a written notice to be sent to the Transfer Agent to the effect that it has established a new Portfolio and that it appoints the Transfer Agent as transfer agent and shareholder servicing agent for the new Portfolio. Such written notice must be received by the Transfer Agent in a reasonable period of time prior to the commencement of operations of the new Portfolio to allow the Transfer Agent, in the ordinary course of its business, to prepare to perform its duties for such new Portfolio.

         3. COMPENSATION
            ------------

            (a) The Trust will compensate the Transfer Agent for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein.

Schedule A does not include out-of-pocket disbursements of the Transfer Agent for which the Transfer Agent shall be entitled to bill the Trust separately.

         The Transfer Agent will bill the Trust as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Schedule A. The Trust will promptly pay to the Transfer Agent the amount of such billing.

         Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein. Schedule B may be modified by the Transfer Agent upon not less than 30 days' prior written notice to the Trust. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by the Transfer Agent in the performance of its obligations hereunder. Reimbursement by the Trust for expenses incurred by the Transfer Agent in any month shall be made as soon as practicable after the receipt of an itemized bill from the Transfer Agent.

            (b) The parties hereto will agree upon the compensation for acting as transfer agent for any Portfolio hereafter established and designate at or before the time that the Transfer Agent commences serving as such for said Portfolio, and such agreement shall be reflected in a written schedule of fees for that Portfolio, dated and signed by an officer of each party hereto, which shall be attached to Schedule A of this Agreement and incorporated herein.

            (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Officer of each party hereto.

         4. DOCUMENTS. In connection with the appointment of the Transfer Agent,
            ----------
the Trust shall, on or before the date this Agreement goes into effect, but in any case, within a reasonable period of time for the Transfer Agent to prepare to perform its duties hereunder, furnish the Transfer Agent with the following documents:

            (a) A certified copy of the Declaration of Trust, as amended;

            (b) A certified copy of the By-laws of the Trust, as amended;

            (c) A copy of the resolution of the Trustees authorizing the execution and delivery of this Agreement;

            (d) If applicable, a specimen of the certificate for Shares of each Portfolio of the Trust in the form approved by the Trustees, with a certificate of the Secretary of the Trust as to such approval;

            (e) All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Trust;

            (f) A certified list of Shareholders of the existing Portfolios with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the existing Portfolios held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Portfolios;

            (g) An opinion of counsel for the Trust with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933, as amended; and

            (h) A signature card bearing the signatures of any Officer of the Trust or other Authorized Person who will sign Written Instructions.

         5. FURTHER DOCUMENTATION. The Trust will also furnish from time to time
            ----------------------
the following documents:

            (a) Each resolution of the Trustees authorizing the original issuance of Shares and the establishment and designation of any new Portfolio;

            (b) The Registration Statement of the Trust and all pre-effective and post-effective amendments thereto filed with the Commission;

            (c) A certified copy of each amendment to the Declaration of Trust and the By-laws of the Trust;

            (d) Certified copies of each vote of the Trustees designating Authorized Persons;

            (e) Certificates as to any change in any Officer or Trustee of the Trust;

            (f) Such other certificates, documents or opinions as the Transfer Agent deems to be appropriate or necessary for the proper performance of its duties hereunder.

         6. REPRESENTATIONS OF THE TRUST. The Trust represents to the Transfer
            -----------------------------
Agent that all outstanding Shares are validly issued, fully paid upon settlement and non-assessable by the Trust. When Shares are hereafter issued in accordance with the terms of the Trust's Declaration of Trust and its Prospectus, such Shares shall be validly issued, fully paid upon Settlement and non-assessable by the Trust.

         In the event that the Trustees shall declare a distribution payable in Shares, the Trust shall deliver to the Transfer Agent written notice of such declaration signed on behalf of the Trust by an Officer thereof, upon which the Transfer Agent shall be entitled to rely for all purposes, certifying (i) the number of Shares involved, (ii) that all appropriate action has been taken, and
(iii) that any amendment to the Declaration of Trust of the Trust which may be required has been filed and is effective. Such notice shall be accompanied by an opinion of counsel for the Trust relating to the legal adequacy and effect of the transaction.

         7. DUTIES OF THE TRANSFER AGENT. The Transfer Agent shall be
            -----------------------------
responsible for administering and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares. The operating standards and procedures to be followed shall be determined from time to time by agreement between the Transfer Agent and the Trust and shall be expressed in a written schedule of duties of the Transfer Agent annexed hereto as Schedule C and incorporated herein.

         8. RECORD KEENING AND OTHER INFORMATION. The Transfer Agent shall
            -------------------------------------
create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by
Section 31(a) of the 1940 Act, by the federal tax laws and regulations and those records pertaining to the various functions performed by it hereunder which are set forth in Schedule C hereto. All records shall be the property of the Trust and shall be available during regular business hours for inspection and use by the Trust and shall be surrendered promptly to the Trust upon request. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         Upon reasonable notice by the Trust, the Transfer Agent shall make available during regular business hours its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

         9. OTHER DUTIES. In addition to the duties expressly set forth in
            -------------
Schedule C to this Agreement, the Transfer Agent shall perform such other duties and functions, and Shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Trust and the Transfer Agent. Such other duties and functions shall be reflected in a written amendment to Schedule C, dated and signed by an officer of each party hereto. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule B Pursuant to Section 3(c) hereof.

         10. RELIANCE BY TRANSFER AGENT; INSTRUCTIONS
             ----------------------------------------

            (a) The Transfer Agent will be protected in acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Trust. The Transfer Agent will also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust and the proper countersignature of the Transfer Agent.

            (b) At any time the Transfer Agent may apply to any Authorized Person of the Trust for Written Instructions and may seek advice from legal counsel for the Trust, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Trust or for the Transfer Agent. Written Instructions requested by the Transfer Agent will be provided by the Trust within a reasonable period of time. In addition, the Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Trust only if said representative is known by the Transfer Agent, or its officers, agents or employees, to be an Authorized Person. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of an Authorized Person.

            (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares in accordance with procedures mutually agreed upon by the parties, or the propriety of the amount to be paid therefor;
(iii) in accordance with procedures approved by the Trust, the legality of the declaration of any dividend by the Trustees, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

         11. ACTS OF GOD, ETC. The Transfer Agent will not be liable or
             -----------------
responsible for delays or errors by reason of circumstances beyond its control, including acts of civil or military authority, national emergency, labor difficulties, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its control of transportation, communication or power supply.

         12. DUTY OF CARE AND INDEMNIFICATION. The Trust will indemnify the
             ---------------------------------
Transfer Agent against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the bad faith or negligence of the Transfer Agent, and arising out of, or in connection with, its duties on behalf of the Trust hereunder. In addition, the Trust will indemnify the Transfer Agent against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of: (i) any action taken in accordance with Written or Oral Instructions, or any other instructions, or share certificates reasonably believed by the Transfer Agent to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by the Transfer Agent to have been given by counsel for the Trust or its own counsel; or (iii) any action taken as a result of any error or omission in any record (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) delivered, or caused to be delivered by the Trust to the Transfer Agent in connection with this Agreement.

         In any case in which the Trust may be asked to indemnify or hold the Transfer Agent harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and the Transfer Agent will use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend the Transfer Agent against any claim which may be the subject of this indemnification, and, in the event that the Trust so elects, such defense shall be conducted by counsel chosen by the Trust and reasonably satisfactory to the Transfer Agent, and thereupon the Trust shall take over complete defense of the claim and the Transfer Agent shall sustain no further legal or other expenses in such situation for which it seeks indemnification under this Section 12. The Transfer Agent will not confess any claim or make any compromise in any case in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

         13. TERM AND TERMINATION.
             ---------------------

            (a) This Agreement shall become effective on the date first set forth above and shall continue in effect from year to year thereafter unless terminated pursuant to Section 13(b) of the Agreement.

            (b) This Agreement may be terminated by either party on 120 days' written notice without payment of any penalty provided that in the event the Transfer Agent elects to discontinue its transfer agent services to all of its non-affiliated investment companies, the Transfer Agent shall provide the Trust with

240 days' written notice prior to such termination date or such shorter period as the parties may mutual agree. In the event such notice is given by the Trust, it shall be accompanied by a resolution of the Board of Trustees, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents or undertaking to make such designation at least 30 days prior to the effective date of such termination. Upon such termination and at the expense of the Trust, the Transfer Agent will deliver to such successor a certified list of shareholders of the Trust (with names, addresses and taxpayer indemnification or Social Security numbers and such other federal tax information as the Transfer Agent may be required to maintain), an historical record of the account of each shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Transfer Agent under this Agreement in the form reasonably acceptable to the Trust, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from the Transfer Agent's personnel in the establishment of books, records and other data by such successor or successors.

         14. AMENDMENT. This Agreement may not be amended or modified in any
             ----------
manner except by a written agreement executed by both parties.

         15. SUBCONTRACTING. The Trust agrees that the Transfer Agent may, in
             ---------------
its discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto; provided that the appointment of any such subcontractor shall not relieve the Transfer Agent of its responsibilities hereunder and provided further that the appointment of a subcontractor other than an affiliate of the Transfer Agent shall be preceded by 30 days written notice to the Trust.

         16. USE OF TRANSFER AGENT'S NAME. The Trust shall not use the name of
             -----------------------------
the Transfer Agent in any Prospectus, Statement of Additional Information, shareholders' report, sales literature or other material relating to the Trust in a manner not approved prior thereto in writing; provided, that the Transfer Agent shall approve all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the Commission or a state securities commission.

         17. USE OF TRUST'S NAME. The Transfer Agent shall not use the name of
             --------------------
the Trust or material relating to the Trust on any documents or forms for other than internal use in a manner not approved prior thereto in writing; provided, that the Trust shall approve all reasonable uses of its name which merely refer in accurate terms to the appointment of the Transfer Agent or which are required by the Commission or a state securities commission.

         18. SECURITY. The Transfer Agent represents and warrants that, to best
             ---------
of its knowledge the various procedures and systems which the Transfer Agent has implemented or will implement with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for 24 hours-a-day restricted access) of the Trust's records and other data and the Transfer Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgement are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis.

         19. MISCELLANEOUS
             -------------

            (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

            To the Trust:

                  Weiss Peck & Greer Funds Trust
                  One New York Plaza
                  New York, New York  10004
                  Attn:    Jay C. Nadel

            To the Transfer Agent:

                  Boston Safe Deposit and Trust Company
                  One Boston Place
                  Boston, Massachusetts  02108
                  Attn:    Robert Radin

            (b) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

            (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

            (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

            (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            (f) All books, records, data and other information pertaining to the Trust and its shareholders, including without limitation the names and addresses of such shareholders, shall be maintained as confidential by the Transfer Agent, its employees and its subcontractors, if any, and neither the Transfer Agent nor such employees or subcontractors shall use any of such information for any reason other than performing their respective obligations under this Agreement, and shall not disclose or turn over any of such information to any other person or entity unless required by law or requested by the Trust to do so.

         20. LIABILITY OF TRUSTEES, OFFICERS AND SHAREHOLDERS. The execution and
             -------------------------------------------------
delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such and neither such authorization by such Trustees no such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the trust property of the Trust as provided in the Declaration of Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers thereunder duly authorized as of the day and year first above written.


                                        WEISS PECK & GREER FUNDS TRUST

                                        By:_____________________________________



                                        BOSTON SAFE DEPOSIT AND TRUST COMPANY

                                        By:_____________________________________

                            TRANSFER AGENCY AGREEMENT
                            -------------------------

                                  FEE SCHEDULE
                                  ------------

                                   SCHEDULE A
                                   ----------

         Weiss Peck and Greer Funds Trust agrees to pay Boston Safe Deposit and Trust Company an annual fee for each Portfolio as follows:

                                             Annual per Shareholder
          PORTFOLIO                                 ACCOUNT FEE
          ---------                                 -----------

         WPG Dividend Income                             $14.00
         WPG Government Securities                       $17.50
         WPG Short Term Income                           $14.00
         WPG Tax-Free Money Market                       $17.00

         Such fee to be payable monthly by the Weiss Peck and Greer Funds Trust and calculated on a 1/12 basis.

         SPECIAL SERVICES
         ----------------

         Fees for activities of a non-recurring nature such as portfolio consolidation or reorganization, extraordinary shipments and the preparation of special reports will be subject to negotiation.

                                   SCHEDULE B



OUT-OF-POCKET EXPENSES
----------------------


         The Trust shall reimburse the Transfer Agent monthly for the following out-of-pocket expenses:

         o  postage
         o  mailing, including labor charges
         o  forms
         o  outgoing wire charges
         o  telephone
         o  Federal Reserve charges for check clearance
         o  retention of records
         o  microfilm/microfiche
         o  stationery
         o  insurance
         o if applicable, terminals, transmitting lines and any expenses incurred in connection with such terminals and lines
         o all other miscellaneous expenses reasonably incurred by the Transfer Agent

         The Trust agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with the Transfer Agent. Any expense representing a purchase exceeding the amount of $5,000 must be approved by the Trust in writing prior to the purchase. In addition, the Trust will promptly reimburse the Transfer Agent for any other expenses incurred by the Transfer Agent as to which the Trust and the Transfer Agent mutually agree that such expenses are not otherwise properly borne by the Transfer Agent as part of its duties and obligations under the Agreement.

                                   SCHEDULE C


DUTIES OF THE TRANSFER AGENT (See Exhibit 1 for Summary of Services)
----------------------------


         1. SHAREHOLDER INFORMATION. The Transfer Agent shall maintain a record
            ------------------------
of the number of Shares held by each holder of record which shall include their addresses and taxpayer identification numbers and which shall indicate whether such shares are held in certificated or uncertificated form.

         2. SHAREHOLDER SERVICES. The Transfer Agent will investigate all
            ---------------------
Shareholder inquiries relating to Shareholder accounts and will answer all correspondence from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Trust. The Transfer Agent shall keep records of shareholder correspondence and replies thereto, and of the lapse of time between the receipt of such correspondence and the mailing of such replies, and shall promptly report to the Trust on such matters from time to time as the Trust may reasonably require.

         3. STATE REGISTRATION REPORTS. The Transfer Agent shall furnish the
            ---------------------------
Trust on a state-by-state basis, sales reports, such periodic and special reports as the Trust may reasonably request, and such other information, including Shareholder lists and statistical information concerning accounts, as may be agreed upon from time to time between the Trust and the Transfer Agent.

         4. SHARE CERTIFICATES
            ------------------

            (a) At the expense of the Trust, the Transfer Agent shall maintain an adequate supply of blank share certificates for each Portfolio to meet the Transfer Agent's requirements therefor. Such share certificates shall be properly signed by facsimile. The Trust agrees that, notwithstanding the death, resignation, or removal of any Officer of the Trust whose signature appears on such certificates, the Transfer Agent may continue to countersign certificates which bear such signatures until otherwise directed by the Trust.

            (b) The Transfer Agent shall issue replacement share certificates in lieu of certificates which have been lost, stolen or destroyed without any further action by the Board of Trustees or any Officer of the Trust, upon receipt by the Transfer Agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the Transfer Agent, with the Trust and the Transfer Agent as obligees under the bond.

            (c) The Transfer Agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. With respect to shares held in open accounts or uncertificated form, I.E., no certificate being issued with respect thereto, the Transfer Agent shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification numbers. The Transfer Agent shall further maintain a stop transfer record on lost and/or replaced certificates.

         5. MAILING COMMUNICATIONS TO SHAREHOLDERS; PROXY MATERIALS. The
            --------------------------------------------------------
Transfer Agent will address and mail to Shareholders of the Trust, all reports to Shareholders, such other communications as the Trust may authorize, dividend and distribution notices and proxy material for the Trust's meetings of Shareholders. In connection with meetings of Shareholders, the Transfer Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

         6. SALES OF SHARES
           ----------------

            (a) PROCESSING OF INVESTMENT CHECKS OR OTHER INVESTMENTS. Upon
                -----------------------------------------------------
receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of the Trust, or drawn or endorsed to the distributor of the Trust's Shares for the purchase of Shares, the Transfer Agent shall stamp the check with the date of receipt, shall forthwith process the same for collection and, shall record the number of Shares sold, the trade date and price per Share, and the amount of money to be delivered to the Custodian of the Trust for the sale of such Shares. Upon receipt of an order to purchase shares from a broker or dealer pursuant to procedures with such be mutually agreed between the Trust Agent and the Transfer Agent, the Transfer Agent shall record the number of shares sold for the account of such broker or dealer, the trade date and price per share, and the amount of money to be delivered to the Custodians of the Trust for the sale of such Shares and shall confirm such order and amount to the broker or dealer promptly in accordance with industry practice.

            (b) ISSUANCE OF SHARES. Upon receipt of notification that the
                -------------------
Custodian has received the amount of money specified in the immediately preceding paragraph, the Transfer Agent shall issue to and hold in the account of the purchaser/shareholder, or if no account is specified therein, in a new account established in the name of the purchaser, the number of Shares such purchaser is entitled to receive, as determined in accordance with applicable Federal laws or regulations.

            (c) CONFIRMATION. The Transfer Agent shall send to the
                -------------
purchaser/shareholder a confirmation of each purchase which will show the new share balance, the Shares held under a particular plan, if any, for withdrawing investments, the amount invested and the price paid for the newly purchased Shares, or will be in such other form as the Trust and the Transfer Agent may agree from time to time.

            (d) SUSPENSION OF SALE OF SHARES. The Transfer Agent shall not be
                -----------------------------
required to issue any Shares of Trust where it has received a Written Instruction from the Trust or written notice from any appropriate Federal or state authority that the sale of the Shares of the Trust has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such Written Instructions or written notification.

            (e) TAXES IN CONNECTION WITH ISSUANCE OF SHARES. Upon the issuance
                --------------------------------------------
of any Shares in accordance with the foregoing provisions of this Section, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid in connection with such issuance.

            (f) RETURNED CHECKS. In the event that any check or other order for
                ----------------
the payment of money is returned unpaid for any reason, the Transfer Agent will:
(i) give prompt notice of such return to the Trust or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as the Transfer Agent may from time to time deem appropriate.

         7. REDEMPTIONS
            -----------

            (a) REQUIREMENTS FOR TRANSFER OR REDEMPTION OF SHARES. The Transfer
                --------------------------------------------------
Agent shall process all requests from shareholders to transfer or redeem Shares in accordance with the procedures set forth in the Trust's Prospectus or as authorized by the Trust pursuant to Written Instructions, including, but not limited to, all requests from shareholders to redeem Shares of each Portfolio and all determinations of the number of Shares required to be redeemed to fund designated monthly payments, automatic payments or any other such distribution or withdrawal plan.

         The Transfer Agent will transfer or redeem Shares upon receipt of Written Instructions and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent reasonably may deem necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes, if any.

         The Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine, and for that purpose it will require a guarantee of signature by a member firm of a national securities exchange, by any national bank or trust company or by any member bank of the Federal Reserve system. The Transfer Agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its good judgement, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

         The Transfer Agent may, in effecting transactions, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the provisions of Article 8 of the Uniform Commercial Code, as the same may be amended from time to time in the Commonwealth of Massachusetts, which in the opinion of legal counsel for the Trust or of its own legal counsel protect it in not requiring certain documents in connection with the transfer or redemption of Shares. The Trust may authorize the Transfer Agent to waive the signature guarantee in certain cases by Written Instructions.

         For the purpose of the redemption of Shares of each Portfolio which have been purchased within 15 days of a redemption request, the Trust shall provide the Transfer Agent with Written Instructions (see Exhibit 2 hereto) concerning the time within which such requests may be honored.

            (b) NOTICE TO CUSTODIAN AND TRUST. When Shares are redeemed, the
                ------------------------------
Transfer Agent shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Trust a notification setting forth the applicable Portfolio and the number of Shares to be redeemed. Such redemptions shall be reflected on appropriate accounts maintained by the Transfer Agent reflecting outstanding Shares of the Trust and Shares attributed to individual accounts and, if applicable, any individual withdrawal or distribution plan.

            (c) PAYMENT OF REDEMPTION PROCEEDS. The Transfer Agent shall, upon
                -------------------------------
receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay to the shareholder, or his authorized agent or legal representative, such moneys as are received from the Custodian, all in accordance with the redemption procedures described in the Trust's Prospectus; provided, however, that the Transfer Agent shall pay the proceeds of any redemption of Shares purchased within a period of time agreed upon in writing by the Transfer Agent and the Trust only in accordance with procedures agreed to in writing by the Transfer Agent and the Trust for determining that good funds have been collected for the purchase of such Shares, such written procedures attached to this Schedule as
Exhibit 2. The Trust shall indemnify the Transfer Agent for any payment of redemption proceeds or refusal to make such payment if the payment or refusal to pay is in accordance with said written procedures.

         The Transfer Agent shall not process or effect any redemptions pursuant to a plan of distribution or redemption or in accordance with any other shareholder request upon the receipt by the Transfer Agent of notification of the suspension of the determination of the Trust's net asset value.

            (d) CONFIRMATION. The Transfer Agent shall send to the redeeming
                -------------
shareholder a confirmation of each redemption which will show the new share balance, the Shares held under a particular plan, if any, for withdrawing investments, the price paid for the redeemed Shares, or will be in such other form as the Trust and the Transfer Agent may agree from time to time.

         8. DIVIDENDS
            ---------

            (a) NOTICE TO TRANSFER AGENT AND CUSTODIAN. Upon the declaration of
                ---------------------------------------
each dividend and each capital gains distribution by the Board of Trustees of the Trust with respect to Shares of a Portfolio, the Trust shall furnish to the Transfer Agent a copy of a resolution of its Board of Trustees certified by the Secretary setting forth with respect to Shares of such Portfolio, the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of that date, the total amount payable to the Transfer Agent on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value.

         On or before the payment date specified in such resolution of the Board of Trustees, the Trust will cause the Custodian of the Trust to pay to the Transfer Agent sufficient cash to make payment to the shareholders of record as of such payment date.

            (b) PAYMENT OF DIVIDENDS BY THE TRANSFER AGENT. Unless otherwise
                -------------------------------------------
elected by a shareholder, the Transfer Agent will, on the designated payment date, automatically reinvest all dividends in additional Shares at net asset value (determined on the ex-dividend date of such dividend) with respect to shareholders who have elected such reinvestment, and mail to each shareholder on a monthly basis at his address of record, or such other address as the shareholder may have designated, a statement showing the number of full and fractional Shares (rounded to three decimal places) then currently owned by the shareholder and the net asset value of the Shares so credited to the shareholder's account. All other dividends shall be paid in cash, by check, to shareholders or their designees by mailing such checks on such payment date.

            (c) INSUFFICIENT FUNDS FOR PAYMENTS. If the Transfer Agent does not
                --------------------------------
receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all shareholders of a Portfolio of the Trust as of the record date, the Transfer Agent will, upon notifying the Trust, withhold payment to all shareholders of record as of the record date until such sufficient cash is provided to the Transfer Agent.

            (d) INFORMATION RETURNS. It is understood that the Transfer Agent
                --------------------
shall file such appropriate information returns concerning the payment of dividends, return of capital and capital gain distributions with the proper Federal, state and local authorities as are required by law to be filed and shall be responsible for the withholding of taxes, if any, due on such dividends or distributions to shareholders when required to withhold taxes under applicable law.

         9. ASSISTING PRICING AND RECORD KEEPING AGENT. The Transfer Agent shall
            -------------------------------------------
give timely notice of such information in its possession as may be reasonably required by the Trust's agent responsible for determining the daily net asset value of the Shares and keeping the books and records of the Trust, and shall coordinate with such agent to reconcile any differences between them as to outstanding Shares or any information relevant thereto. The Transfer Agent shall also provide such agent with estimates of its fees and expenses hereunder for purposes of accruals for valuation of Shares and the financial records of the Trust.

                                                                     Exhibit 1
                                                                         to
                                                                     SCHEDULE C


                               Summary of Services


         The services to be performed by the Transfer Agent shall be as follows:

         A. DAILY RECORDS
            -------------

         Maintain daily on disc the following information with respect to each shareholder account as received:

         o   Name and Address (Zip Code)
         o   Balance of Shares held by Transfer Agent
         o   State of residence code
         o   Beneficial owner code:  i.e. male, female, joint tenant, etc.
         o   Dividend code (reinvestment)
         o   Number of Shares held in certificate form
         o Tax information (certified tax information number, any backup withholding)
         o   Telephone numbers

         B. OTHER DAILY ACTIVITY
            --------------------

         o Answer written inquiries relating to shareholder accounts (matters relating to portfolio management, distribution of Shares and other management policy questions will be referred to the Trust).

         o Furnish a Statement of Additional Information to any shareholder who requests (in writing or by telephone) such statement from the Transfer Agent.

         o Examine and process Share purchase applications in accordance with the Prospectus.

         o Furnish Forms W-9 and W-8 to all shareholders whose initial subscriptions for Shares did not include taxpayer identification numbers.

         o Process additional payments into established shareholder accounts in accordance with the Prospectus.

         o Upon receipt of proper instructions and all required documentation, process requests for redemption of Shares.

         o Provide share balance and other pertinent information to the Trust's pricing and recordkeeping agent.

         o Identify redemption requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by the Transfer Agent and the Trust in accordance with written procedures set forth in the Trust's Prospectus.

         o Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied.

         o   Issue and mail replacement checks.

         C. REPORTS PROVIDED TO THE TRUST
            -----------------------------

         Furnish the following reports to the Trust:

         o   Daily financial totals

         o   Monthly Form N-SAR information (sales/redemptions)

         o   Monthly report of outstanding Shares

         o   Monthly analysis of accounts by beneficial owner code

         o   Monthly analysis of accounts by share range

         o Bi-monthly analysis of sales by state; provide a "warning system" that informs the Trust when sales of Shares in certain states are within a specified percentage of the Shares registered in the state.

         D. DIVIDEND ACTIVITY
            -----------------

         o Calculate and process Share dividends and distributions as instructed by the Trust.

         o Compute, prepare and mail all necessary reports to shareholders, federal and/or state authorities as requested by the Trust.

         E. MEETINGS OF SHAREHOLDERS
            ------------------------

         o Cause to be mailed proxy and related material for all meetings of Shareholders. Tabulate returned proxies (proxies must be adaptable to mechanical equipment of the Transfer Agent or its agents) and supply daily reports when sufficient proxies have been received.

         o   Prepare and submit to the Trust an Affidavit of Mailing.

         o At the time of the meeting, furnish a certified list of Shareholders, hard copy, microfilm or microfiche and, if requested by the Trust.

         F. PERIODIC ACTIVITIES
            -------------------

         o Cause to be mailed reports, Prospectuses, and any other enclosures requested by the Trust (material must be adaptable to mechanical equipment of Transfer Agent or its agents).

                                                                      Exhibit 2
                                                                          to
                                                                      SCHEDULE C


         It is hereby agreed between the Trust and the Transfer Agent that Shares purchased by personal check may be redeemed only after they are deemed to have been collected in accordance with the attached check-aging schedule. The check-aging schedule, which is based upon a shareholder's address of record, designates the number of days between the receipt of an investment check by the Transfer Agent and the date on which funds provided by such checks will be deemed to have been collected.

                              CHECK-AGING SCHEDULE


      STATE            STATE                                        NUMBER
       CODE          ABBREVIATION      STATE DESCRIPTION            OF DAYS
       ----          ------------      -----------------            -------

        01               AL            Alabama                         9
        02               AK            Alaska                         15
        03               AZ            Arizona                        12
        04               AR            Arkansas                        9
        05               CA            California                     13
        06               CO            Colorado                       11
        07               CT            Connecticut                     7
        08               DE            Delaware                        7
        09               DC            District of Columbia            8
        10               FL            Florida                         9
        11               GA            Georgia                         9
        12               HI            Hawaii                         15
        13               ID            Idaho                          11
        14               IL            Illinois                       10
        15               IN            Indiana                        10
        16               IA            Iowa                           10
        17               KS            Kansas                         10
        18               KY            Kentucky                        9
        19               LA            Louisiana                       9
        20               ME            Maine                           7
        21               MD            Maryland                        8
        22               MA            Massachusetts                   7
        23               MI            Michigan                       10
        24               MN            Minnesota                      10

      STATE             STATE                                      NUMBER
       CODE          ABBREVIATION      STATE DESCRIPTION           OF DAYS
       ----          ------------      -----------------           -------
        25               MS            Mississippi                    10
        26               MO            Missouri                       10
        27               MT            Montana                        11
        28               NE            Nebraska                       10
        29               NV            Nevada                         11
        30               NH            New Hampshire                   7
        31               NJ            New Jersey                      8
        32               NM            New Mexico                     11
        33               NY            New York                        8
        34               NC            North Carolina                  9
        35               ND            North Dakota                   11
        36               OH            Ohio                           10
        37               OK            Oklahoma                       11
        38               OR            Oregon                         12
        39               PA            Pennsylvania                    8
        40               RI            Rhode Island                    7
        41               SC            South Carolina                  9
        42               SD            South Dakota                   11
        43               TN            Tennessee                       9
        44               TX            Texas                          11
        45               UT            Utah                           12
        46               VT            Vermont                         7
        47               VA            Virginia                        9
        48               WA            Washington                     12
        49               WV            West Virginia                   9

      STATE            STATE                                        NUMBER
       CODE         ABBREVIATION       STATE DESCRIPTION           OF DAYS
       ----         ------------       -----------------           -------
        50               WI            Wisconsin                      10
        51               WY            Wyoming                        11
        52               PR            Puerto Rico                    16
        53               53            APO, FPO New York               0
        54               54            APO, FPO California             0
        55               55            Other U.S. Possessions          0
        56               56            Foreign Addresses               0

                         WEISS, PECK & GREER FUNDS TRUST
                   AMENDMENT TO THE TRANSFER AGENCY AGREEMENT

         This amendment, effective as of November 1, 1990, is made to the Transfer Agency Agreement dated March 20, 1989 (the "1989 Agreement") between WEISS PECK & GREER FUNDS TRUST (the "Fund"), a Massachusetts business trust, and THE SHAREHOLDER SERVICES GROUP, INC., (the "Transfer Agent"), a Massachusetts corporation. The 1989 Agreement is amended as follows:

         1. TRANSFER AGENT FEES. Schedule A of the 1989 Agreement is deleted and
            --------------------
replaced with the attached Schedule A.

         2. OUT-OF-POCKET EXPENSES. The following provisions are added to
            -----------------------
Schedule B of the 1989 Agreement.

         -   Ad hoc reporting
         - Incoming wires @ $6.00 per wire, Outgoing nonrepetitive wires @ $9.00 per wire and Outgoing repetitive wires @ $6.00 per wire.

      Payment by the Fund for out-of-pocket fees shall be made as soon as practicable but no later than 30 days after the receipt of a bill from the Transfer Agent.

         3. This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the 1989 Agreement and related agreements, this Amendment shall control, but the 1989 Agreement and all related documents shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

                                      WEISS PECK & GREER FUNDS TRUST


                                      by:_______________________________________
                                           Title:_______________________________

                                      THE SHAREHOLDER SERVICES GROUP, INC.


                                      by:_______________________________________
                                           Title:_______________________________

                            TRANSFER AGENCY AGREEMENT

                                  FEE SCHEDULE

                                   SCHEDULE A

         Payment by the Fund for the following fees shall be made as soon as practicable but no later than 30 days after the receipt of a bill from the Transfer Agent.

I.       OPEN ACCOUNT FEES
         -----------------

         Effective November 1, 1990, the Fund shall pay the Transfer Agent the following annualized fees per account per Portfolio:

         WPG Dividend Income Fund                  $15.00

         WPG Government Securities Fund             $7.50

         WPG Short Term Income Fund                $20.00

         WPG Tax Free Money Market Fund            $20.00

         Effective September 1, 1991, the Fund shall pay the Transfer Agent the following annualized fees per account per Portfolio:

         WPG Dividend Income Fund                  $16.00

         WPG Government Securities Fund            $17.50

         WPG Short Term Income Fund                $23.00

         WPG Tax Free Money Market Fund            $23.00

         Effective November 1, 1992, the per account fee shall be increased from the 1991 Rate by a percentage amount equal to two percent more than the percentage increase in the then current Consumer Price Index (all urban consumers) or its successor index, with a maximum increase of 7% (the "1992 Rate").

         Effective November 1, 1993, the per account fee shall be increased from the 1992 Rate by a percentage amount equal to two percent more than the percentage increase in the then current Consumer Price Index (all urban consumers) or its successor index, with a maximum increase of 5%.

         Open Account fees shall be billed by the Transfer Agent monthly in arrears on a prorated basis of 1/12th of the annualized fee for all accounts that are open during such month.

II.      CLOSED ACCOUNT FEES
         -------------------

         Effective November 1, 1990, the Fund will pay the Transfer Agent an annual fee of $3.00 per closed account. On no less than an annual basis, the Transfer Agent shall purge closed accounts based on the Fund's criteria. The Fund shall be charged Closed Account Fees only on closed accounts that exist after such purge.

III.     MINIMUM MONTHLY FEES
        ---------------------

         In the event that the Fund does not have enough open and closed accounts to generate a fee of at least $1,500 for any month during the period from November 1, 1990 to September 1, 1991, the Fund shall pay the Transfer Agent a fee of $1,500 for that month. In the event that the Fund does not have enough open and closed accounts to generate a fee of at least $2,000 for any month during the period from September 1, 1991 to November 1, 1992, the Fund shall pay the Transfer Agent a fee of $2,000 for that month.

IV.      IRA FEES
         --------

         Effective November 1, 1990, the Transfer Agent will directly bill the accounts of shareholders participating in a Weiss, Peck and Greer Individual Retirement Account (IRA), a Weiss, Peck and Greer Simplified Employment Plan Individual Retirement Account (SEP IRA), or a Weiss, Peck and Greer Self Employed Retirement Plan the following charges:

         - Account Set Up Fee                  $ 5.00 per account set up

         - Retirement Account Maintenance Fee  $10.00 per plan account, per year

         - Premature Distribution              $10.00 per account

         Effective January 1, 1991, the Account Set Up Fee will increase to $10.00 per account set up and the Retirement Account Maintenance Fee will increase to $15.00 per plan account, per year.

V.       SERVICE CHARGES
         ---------------

         - Programming enhancements of the System @ a base rate of $100 per hour, plus or minus variances as approved by the Fund

         - Overtime expenses incurred in the performance of servicing responsibilities, as approved by the Fund in writing prior to work being performed, based upon estimates provided by TSSG

         -  Transmissions processing @ the rate of $500 per month

         -  Sorting advisor statements @ the rate of $400 per month.

               ADDENDUM NUMBER 2 TO THE TRANSFER AGENCY AGREEMENT

         THIS ADDENDUM NUMBER 2, effective April 1, 1997 (the "Addendum") is made to the Transfer Agency Agreement dated March 20, 1989 (the "Transfer Agency Agreement") by and between Weiss Peck & Greer Funds Trust (the "Trust") and First Data Investor Services Group, Inc. (formerly known as The Shareholder Services Group, Inc., a successor in interest to Boston Safe Deposit and Trust Company) (the "Transfer Agent").

         WHEREAS, the parties are entering this Addendum to modify the Agreement.

1. Modify Section III "Monthly Fees" of Schedule A dated November 1, 1990 by adding the following sentence as the last sentence in this section:

            Effective April 1, 1997, in the event that the Portfolios listed below do not have enough open and closed accounts to generate their respective minimum fees, each Portfolio will pay the Transfer Agent the following monthly minimum fees:


                                                              MONTHLY
         PORTFOLIO                                         MINIMUM FEES
         ---------                                         ------------
         WPG Dividend Income Fund                            $2,000
         WPG Government Securities Fund                      $2,170
         WPG Short Term Income Fund                          $2,000
         WPG Tax Free Money Market Fund                      $2,000

         This Addendum contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Addendum modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Addendum shall control, but the prior agreements and all related documents shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, each party has caused this Addendum to be executed by its duly authorized representative on the date first stated above.

FIRST DATA INVESTOR SERVICES GROUP, INC.          WEISS PECK & GREER FUNDS TRUST

By:                                               By:
   ------------------------------------              ---------------------------

Name:                                             Name:
     ----------------------------------               --------------------------

Title:                                            Title:
      ---------------------------------                 ------------------------